UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2023 (June 1, 2023)

MBIA INC.

(Exact name of registrant as specified in its charter)

Connecticut	001-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Manhattanville Road, Suite 301 Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

914-273-4545

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $1 per share	MBI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

MBIA Inc. (the “Company”) announced today that on June 1, 2023, the Company (including its subsidiaries) and its General Counsel and Secretary, Jonathan C. Harris, entered into a Separation Agreement (the “Separation Agreement”), pursuant to which Mr. Harris will step down from his positions as General Counsel and Secretary of the Company effective August 31, 2023. Mr. Harris has agreed to provide transition services for the Company on an as requested basis. Bill Fallon, MBIA’s Chief Executive Officer, stated “We will miss Jonathan and wish him great success in his future endeavors. His contributions to the Company as General Counsel and Head of Litigation have been highly significant to MBIA’s current opportunity to deliver value to our shareholders.”

Under the Separation Agreement, Mr. Harris will receive, subject to the execution of an acceptable general release, a one-time severance payment, consistent with the Company’s severance practices for employees, following his last day of employment. For the 2023 performance year, following his last day of employment, Mr. Harris will be entitled to receive a cash performance bonus at his pro-rata target bonus amount for the year, and, in lieu of the long term incentive (“LTI”) restricted stock award for the year, a cash payment at the pro-rata target LTI amount. In addition, no earlier than six months from his last day of employment, Mr. Harris will receive a cash payment in lieu of the pension contribution the Company would have made in respect of his compensation that will be paid to him in 2023. Finally, in connection with Mr. Harris’ separation, Mr. Harris’s unvested time-vesting restricted stock and unvested earned performance restricted stock will become vested, and his outstanding performance restricted stock that are subject to uncompleted performance periods will remain outstanding through the end of the applicable performance periods, and any earned shares in respect of such performance periods will be settled as provided in the applicable restricted stock agreement, and will be fully-vested on settlement. The Separation Agreement contains certain customary covenants regarding confidentiality and a non-disparagement covenant.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by the full text of the Separation Agreement which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

99.1	Separation Agreement, dated as of June 1, 2023, by and between Jonathan C. Harris and the Company

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

By:	/s/ Jonathan C. Harris
Jonathan C. Harris
General Counsel

Date: June 1, 2023